Exhibit 5.2

December 2, 2020 Broadmark Realty Capital Inc. 1420 Fifth Avenue, Suite 2000 Seattle, WA 98101

Re:	Broadmark Realty Capital Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Broadmark Realty Capital Inc., a Maryland corporation (the “Parent Issuer”), BRMK Lending, LLC, a Delaware limited liability company (the “Subsidiary Issuer”), and BRMK Management, Corp., a Delaware corporation (the “Subsidiary Guarantor”, and together, with the Parent Issuer and the Subsidiary Issuer, the “Broadmark Parties”) in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (a) common stock, par value $0.001 per share, of the Parent Issuer (“Common Stock”); (b) preferred stock, par value $0.001 per share, of the Parent Issuer (“Preferred Stock”); (c) depositary shares representing shares of Preferred Stock (“Depositary Shares”); (d) debt securities of the Parent Issuer in one or more series, which may be senior (the “Parent Senior Debt Securities”) or subordinated (the “Parent Subordinated Debt Securities” and, together with the Parent Senior Debt Securities, the “Parent Debt Securities”); (e) full and unconditional guarantees of the Parent Debt Securities (the “Parent Debt Guarantees”) by the Subsidiary Issuer and/or the Subsidiary Guarantor (collectively the “Parent Debt Guarantors”); (f) debt securities of the Subsidiary Issuer in one or more series, which may be senior (the “Subsidiary Senior Debt Securities” and, together with the Parent Senior Debt Securities, the “Senior Debt Securities”) or subordinated (the “Subsidiary Subordinated Debt Securities” and, together with the Parent Subordinated Debt Securities, the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (g) full and unconditional guarantees of the Subsidiary Debt Securities (the “Subsidiary Debt Guarantees” and, together with the Parent Debt Guarantees, the “Guarantees”) by the Parent Issuer and/or the Subsidiary Guarantor (the “Subsidiary Debt Guarantors”); and (h) warrants or other rights to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants” and, together with all of the foregoing, the “Securities”). Up to a maximum aggregate amount of $700,000,000 of the Securities may be issued by the Parent Issuer, the Subsidiary Issuer and/or the Subsidiary Guarantor at indeterminate prices from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) filed pursuant to Rule 415 under the Act.

The Senior Debt Securities will be issued under an indenture (the “Senior Debt Indenture”) to be entered into among the Parent Issuer, the Subsidiary Issuer and any guarantors of the Senior Debt Securities and a trustee (the “ Senior Debt Trustee”), a form of which is filed as an exhibit to the Registration Statement. The Subordinated Debt Securities will be issued under an indenture (the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”), to be entered into among the Parent Issuer, the Subsidiary Issuer, any guarantor of the Subordinated Debt Securities and a trustee (the “Subordinated Debt Trustee”), a form of which is filed as an exhibit to the Registration Statement. The Depositary Shares will be issued under a deposit agreement (the “Deposit Agreement”) between the Parent Issuer and a depositary agent (the “Depositary Agent”), to be filed by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference to the Registration Statement. The Warrants will be issued under a warrant agreement (the “Warrant Agreement”) between the Parent Issuer and a warrant agent (the “Warrant Agent”), to be filed by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference to the Registration Statement. The Indentures, the Deposit Agreement, the Guarantees and the Warrant Agreement are referred to collectively herein as the “Transaction Documents.”

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In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto and such certificates, statements and results of inquiries of public officials and officers and representatives of the Broadmark Parties, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. In our examination of the foregoing, we have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any documents we examined in printed, word processed or similar form have been filed with the Commission on EDGAR or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Registration Statement and certificates and statements of appropriate representatives of the Broadmark Parties.

We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Debt Securities, the related Indenture will be the valid and legally binding obligation of the trustee under the applicable Indenture, enforceable against such party in accordance with its terms; (2) at the time of execution, countersignature, issuance and delivery of depositary receipts (“Receipts”) evidencing the Depositary Shares, the related Deposit Agreement will be the valid and legally binding obligation of the Depositary Agent, enforceable against such party in accordance with its terms; and (3) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, enforceable against such party in accordance with its terms.

We further assumed that: (1) at the time of execution, authentication, issuance and delivery of the Debt Securities, the related Indenture will be will have been duly authorized, executed and delivered by the Parent Issuer or the Subsidiary Issuer, as applicable, and the Senior Debt Trustee or Subordinated Debt Trustee, as applicable, and will be in full force and effect and will not have been terminated or rescinded by the Parent Issuer or Subsidiary Issuer or the trustee under the applicable Indenture; (2) at the time of execution, countersignature, issuance and delivery of any Receipts, the Deposit Agreement will have been duly authorized, executed and delivered by the Parent Issuer and the Deposit Agent; (3) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Parent Issuer and the Warrant Agent; and (4) at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Parent Issuer, the Subsidiary Issuer and/or the Subsidiary Guarantor, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Parent Issuer, the Subsidiary Issuer and/or the Subsidiary Guarantor, as applicable.

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We have further assumed, with your permission, that (i) the Parent Issuer has been duly organized and is validly existing in good standing under the laws of the State of Maryland; (ii) the execution and delivery by the Parent Issuer of the Transaction Documents to which it will be a party and the performance by it of its obligations thereunder will be within its corporate power and will have been duly authorized by all necessary corporate action on its part; (iii) each of the Transaction Documents to which the Parent Issuer will be a party will have been duly executed and delivered by the Parent Issuer; and (iv) the execution and delivery by the Parent Issuer of the Transaction Documents to which it will be a party and the performance by it of its obligations thereunder will not result in any violation by it of the provisions of its organizational documents.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1.	With respect to the Parent Senior Debt Securities and the Parent Debt Guarantees to be issued under the Senior Debt Indenture, when (A) the Senior Debt Trustee is qualified to act as trustee under the Senior Debt Indenture, (B) the Senior Debt Trustee has duly executed and delivered the Senior Debt Indenture and any supplemental indenture thereunder, (C) the Senior Debt Indenture and any supplemental indenture thereunder has been duly authorized and validly executed and delivered by the Parent Issuer and, if such Parent Senior Debt Securities are guaranteed, any Parent Debt Guarantors to the Senior Debt Trustee, (D) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), (E) the boards of directors, members, or manager as applicable (the “Boards”), of the Parent Issuer and any Parent Debt Guarantors have taken all necessary corporate or limited liability company action, as applicable, to approve the issuance and terms of a particular series of the Parent Senior Debt Securities and the Parent Debt Guarantees, if any, the terms of the offering thereof and related matters and (F) such Parent Senior Debt Securities, and Parent Debt Guarantees, if any, have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Debt Indenture, any supplemental indenture and the applicable definitive purchase, underwriting or similar agreement approved by the applicable Boards upon payment of the consideration therefor provided for therein, such Parent Senior Debt Securities and Parent Debt Guarantees will be validly issued and will constitute valid and binding obligations of the Parent Issuer and, if such Parent Senior Debt Securities are guaranteed, such Parent Debt Guarantors, enforceable against them in accordance with their terms.

2.	With respect to the Parent Subordinated Debt Securities and the Parent Debt Guarantees to be issued under the Subordinated Debt Indenture, when (A) the Subordinated Debt Trustee is qualified to act as trustee under the Subordinated Debt Indenture, (B) the Subordinated Debt Trustee has duly executed and delivered the Subordinated Debt Indenture and any supplemental indenture thereunder, (C) the Subordinated Debt Indenture and any supplemental indenture thereunder has been duly authorized and validly executed and delivered by the Parent Issuer and, if such Parent Subordinated Debt Securities are guaranteed, any Parent Debt Guarantors to the Subordinated Debt Trustee, (D) the Subordinated Debt Indenture has been duly qualified under the TIA, (E) the Boards of the Parent Issuer and any Parent Debt Guarantors have taken all necessary corporate or limited liability company action, as applicable, to approve the issuance and terms of a particular series of the Parent Subordinated Debt Securities and the Parent Debt Guarantees, if any, the terms of the offering thereof and related matters and (F) such Parent Subordinated Debt Securities and Parent Debt Guarantees, if any, have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Debt Indenture, any supplemental indenture and the applicable definitive purchase, underwriting or similar agreement approved by the applicable Boards upon payment of the consideration therefor provided for therein, such Parent Subordinated Debt Securities and Parent Debt Guarantees will be validly issued and will constitute valid and binding obligations of the Parent Issuer, if such Parent Subordinated Debt Securities are guaranteed, and such Parent Debt Guarantors, enforceable against them in accordance with their terms.

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3.	With respect to the Subsidiary Senior Debt Securities and the Subsidiary Debt Guarantees to be issued under the Senior Debt Indenture, when (A) the Senior Debt Trustee is qualified to act as trustee under the Senior Debt Indenture, (B) the Senior Debt Trustee has duly executed and delivered the Senior Debt Indenture and any supplemental indenture thereunder, (C) the Senior Debt Indenture and any supplemental indenture thereunder has been duly authorized and validly executed and delivered by the Subsidiary Issuer and, if such Subsidiary Senior Debt Securities are guaranteed, and any Subsidiary Debt Guarantors to the Senior Debt Trustee, (D) the Senior Debt Indenture has been duly qualified under the TIA, (E) the Boards of the Subsidiary Issuer and any Subsidiary Debt Guarantors have taken all necessary corporate or limited liability company action, as applicable, to approve the issuance and terms of a particular series of the Subsidiary Senior Debt Securities and the Subsidiary Debt Guarantees, if any, the terms of the offering thereof and related matters and (F) such Subsidiary Senior Debt Securities and Subsidiary Debt Guarantees, if any, have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Debt Indenture, any supplemental indenture and the applicable definitive purchase, underwriting or similar agreement approved by the applicable Boards upon payment of the consideration therefor provided for therein, such Subsidiary Senior Debt Securities and Subsidiary Debt Guarantees will be validly issued and will constitute valid and binding obligations of the Subsidiary Issuer and, if such Subsidiary Senior Debt Securities are guaranteed, such Subsidiary Debt Guarantors, enforceable against them in accordance with their terms.

4.	With respect to the Subsidiary Subordinated Debt Securities and the Subsidiary Debt Guarantees to be issued under the Subordinated Debt Indenture, when (A) the Subordinated Debt Trustee is qualified to act as trustee under the Subordinated Debt Indenture, (B) the Subordinated Debt Trustee has duly executed and delivered the Subordinated Debt Indenture and any supplemental indenture thereunder, (C) the Subordinated Debt Indenture and any supplemental indenture thereunder has been duly authorized and validly executed and delivered by the Subsidiary Issuer and, if such Subsidiary Subordinated Debt Securities are guaranteed, any Subsidiary Debt Guarantors to the Subordinated Debt Trustee, (D) the Subordinated Debt Indenture has been duly qualified under the TIA, (E) Boards of the Subsidiary Issuer and any Subsidiary Debt Guarantors have taken all necessary corporate or limited liability company action, as applicable, to approve the issuance and terms of a particular series of the Subsidiary Subordinated Debt Securities and the Subsidiary Debt Guarantees, if any, the terms of the offering thereof and related matters and (F) such Subsidiary Subordinated Debt Securities and Subsidiary Debt Guarantees, if any, have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Debt Indenture, any supplemental indenture and the applicable definitive purchase, underwriting or similar agreement approved by the applicable Boards upon payment of the consideration therefor provided for therein, such Subsidiary Subordinated Debt Securities and Subsidiary Debt Guarantees will be validly issued and will constitute valid and binding obligations of the Subsidiary Issuer and, if such Subsidiary Subordinated Debt Securities are guaranteed, such Subsidiary Debt Guarantors, enforceable against them in accordance with their terms.

5.	With respect to the Depositary Shares, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the related Preferred Stock in conformity with the Articles of Amendment and Restatement of the Parent Issuer, (b) due filing of articles supplementary to the Articles of Amendment and Restatement of the Parent Issuer, if necessary, (c) terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of a valid and legally binding Deposit Agreement conforming to the description thereof in the Prospectus, (d) due issuance and delivery of the related Preferred Stock upon payment of the consideration therefor provided in the applicable definitive purchase, underwriting or similar agreement approved by the Board or upon the exercise of a Warrant and (e) due issuance and delivery of Receipts evidencing the Depositary Shares against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement.

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6.	With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (b) due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Parent Issuer, enforceable against the Parent Issuer in accordance with their terms.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a)	Our opinion herein reflects only the application of (i) applicable New York State law (excluding (A) all laws, rules and regulations of cities, counties and other political subdivisions of such State and (B) the securities, blue sky, environmental, employee benefit, pension, tax and antitrust laws of such State, as to which we express no opinion) and (ii) the federal laws of the United States (excluding the federal securities, environmental, employee benefit, pension, tax and antitrust laws, as to which we express no opinion), and (iii) and to the extent required by the foregoing opinions, the General Corporation Law of the State of Delaware (8 Delaware Code Chapter 1), the Delaware Limited Liability Company Act (6 Delaware Code Chapter 18). In particular, we do not purport to pass on any matter governed by the laws of the State of Maryland. The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same. The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

(b)	Our opinions herein are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) an implied covenant of good faith and fair dealing; (iv) requirements that a claim with respect to the Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign or composite currency.

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(c)	Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(d)	We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any Indenture, Guarantee, Deposit Agreement, Warrant Agreement or other agreement which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

(e)	We express no opinion as to the enforceability of (1) any provision in any Indenture, Guarantee, Deposit Agreement, Warrant Agreement or other agreement purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Parent Issuer, the Subsidiary Issuer, the Subsidiary Guarantor or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law, or (G) any provisions in any Indenture or Guarantee that (x) are determined to be usurious or (y) waive the rights of the Parent Issuer, the Subsidiary Issuer, the Subsidiary Guarantor or any other person under any stay or usury laws; or (2) any choice of law provision of any Indenture, Guarantee, Deposit Agreement, Warrant Agreement or other agreement relating thereto.

(f)	You have informed us that the Parent Issuer, the Subsidiary Issuer and the Subsidiary Guarantor intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

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We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours, /s/ BRYAN CAVE LEIGHTON PAISNER LLP Bryan Cave Leighton Paisner LLP